UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021
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Bottomline Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission file number: 000-25259

Delaware		02-0433294
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

325 Corporate Drive		03801-6808
Portsmouth,	New Hampshire	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (603) 436-0700

(Former Name or Former Address, if Changed Since Last Report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $.001 par value per share	EPAY	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2021, Bottomline Technologies, Inc., (the “Company”) (NASDAQ: EPAY), announced that Richard D. Booth had accepted an opportunity with a pre-IPO company and will resign from his position as Chief Financial Officer and Treasurer effective March 12, 2021. Mr. Booth will remain employed through mid-March in order to ensure an orderly transition of his responsibilities.

“Rick has made a strong contribution to Bottomline,” said Rob Eberle, the Company’s Chief Executive Officer. “We thank him for his dedication and commitment to Bottomline and we wish him the very best in this new opportunity. We have a strong team and anticipate having a new Chief Financial Officer in place soon.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES, INC.

February 3, 2021	By:	/s/ Eric K. Morgan
Eric K. Morgan
Executive Vice President, Global Controller